Exhibit 99.1

Cytocom and Cleveland BioLabs Announce Definitive Merger Agreement

Merger to create a single public company focused on the development and commercialization of immunotherapies for oncology, infectious disease, inflammation and auto-immune mediated conditions

WINTER PARK, Fla., and BUFFALO, NY, October 19, 2020 /PRNewswire/ -- Cytocom, Inc. (Cytocom), a leading biopharmaceutical company in the area of immune-modulation, and Cleveland BioLabs, Inc., (NASDAQ: CBLI), an innovative biopharmaceutical company developing novel approaches to activate the immune system, today announced that they have entered into a definitive merger agreement to combine their businesses in an all-stock transaction. Cytocom shareholders will have a majority position in the newly combined entity, which the parties anticipate will continue to be listed on the Nasdaq, and the initial Board of Directors for the combined company will consist of four members selected by Cytocom and three members selected by Cleveland BioLabs. The Boards of Directors of both companies have approved the combination.

Each party to the proposed merger believes that the combined company will create near-term commercial opportunities in numerous areas of significant unmet medical needs including acute radiation injury, oncology, infectious disease, inflammation and autoimmune-mediated conditions, with multiple commercial, regulatory and clinical milestones expected over the next 12 to 18 months. Operating as "Cytocom, Inc." and under the leadership of Cytocom's experienced management team, the combined company will be positioned for consistent growth.

Overview

Michael K. Handley, President and Chief Executive Officer of Cytocom, stated, "Our merger with Cleveland BioLabs and its subsequent immune-focused platform will be a transformative growth opportunity for Cytocom and Cleveland BioLabs shareholders. We believe that the combination of these highly complementary late-stage pipelines will strengthen our position and advance our efforts to unlock the potential of immune-modulating agents in the treatment of serious medical conditions. Further, this merger will enhance our ability to become a recognized leader in immune-modulating treatments and builds on the momentum created by our recent acquisition of ImQuest Life Sciences. We plan to utilize the combined platform to further drive value with additional clinical and commercial products and continue to seek strategic partnerships and acquisitions.”

Dr. Andrei Gudkov, Chief Scientific Officer of Cleveland BioLabs, said: "This is an exciting day for Cleveland BioLabs and a great opportunity for our stockholders. The merger with Cytocom will allow us to add the strength of our science and bright perspectives associated with Entolimod development in cancer treatment and radiation defense arenas with a string of immunomodulators developed by Cytocom to form a powerful blend of conceptually and scientifically aligned products. We believe that the merger with Cytocom is the ideal way to unlock the value of our technology platform and our lead drug candidate, Entolimod, and I look forward to seeing this exciting new therapy advance through the clinic."

Conditions

The proposed transaction is subject to customary closing conditions, including approval by the stockholders of Cleveland Biolabs, the shares of the combined company being approved for listing on Nasdaq and a registration statement under the Securities Act becoming effective. Cytocom and Cleveland Biolabs expect the transaction to close during the first quarter of 2021.

Conference Call

Cytocom will host a conference call and live audio webcast at 8:00 a.m. EDT on October 28th to discuss the merger and provide a strategic vision for the combined company. To access the conference call supported with slides, please dial 646-558-8656 with the meeting ID: 841 7826 2704 and passcode: 281020. The conference call can also be accessed at https://cleartrustonline.com/cytocom. Approximately two hours following the live event, a webcast replay of the conference call will be available on Cytocom’s website for approximately 30 days.

About Cytocom

Cytocom, Inc. is a clinical-stage biopharmaceutical company developing novel immunotherapies targeting autoimmune, inflammatory, infectious diseases and cancers based on a proprietary platform designed to rebalance the body's immune system and restore homeostasis. Cytocom is developing therapies designed to elicit directly within patients a robust and durable response of antigen-specific killer T cells and antibodies, thereby activating essential immune defenses against autoimmune, inflammatory, infectious diseases, and cancers. Specifically, Cytocom has four programs in late-stage clinical development in Crohn’s disease, Fibromyalgia, Multiple Sclerosis and Pancreatic Cancer. Cytocom believes that its technologies can meaningfully leverage the human immune system for prophylactic and therapeutic purposes by eliciting killer T cell response levels not achieved by other published immunotherapy approaches. Cytocom's immunomodulatory technology restores the balance between the cellular (Th1) and the humoral (Th2) immune systems. Immune balance is regulated through T-helper cells that produce cytokines. The Th1 lymphocytes help fight pathogens within cells like cancer and viruses through interferon-gamma and macrophages. The Th2 lymphocytes target external pathogens like cytotoxic parasites, allergens, toxins through the activation of B-cells and antibody production to effect to dendritic cells, which are natural activators of killer T cells, also known as cytotoxic T cells, or CD8+ T cells. Furthermore, the Cytocom technology antagonizes the Toll-like Receptors to inhibit pro-inflammatory cytokines. To learn more about Cytocom, Inc., please visit www.cytocom.com

About Cleveland BioLabs

Cleveland BioLabs, Inc. is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. Cleveland BioLabs' proprietary platform of Toll-like immune receptor activators addresses conditions such as radiation sickness and cancer treatment side effects. Cleveland Biolabs’ most advanced product candidate, Entolimod is being developed as a medical radiation countermeasure for preventing death from acute radiation syndrome and, through its joint venture with Everon Biosciences, LLC - Genome Protection, Inc. – for other anticancer and antiaging indications. Additionally, Cleveland BioLabs also conducts business in the Russian Federation through a joint venture with Joint Stock Company RUSNANO, Panacela Labs, Inc. Cleveland BioLabs maintains strategic relationships with the Cleveland Clinic and Roswell Park Cancer Institute. To learn more about Cleveland BioLabs, please visit http://www.cbiolabs.com.

Additional Information and Where to Find It

Cleveland BioLabs plans to file a Registration Statement on Form S-4 containing a proxy statement/prospectus of Cleveland BioLabs and other documents concerning the proposed merger with the SEC. Before making any voting decision, Cleveland BioLabs stockholders are urged to read the proxy statement/prospectus in its entirety when it becomes available and any other documents filed by Cleveland BioLabs with the SEC in connection with the proposed merger or incorporated by reference therein because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and stockholders will be able to obtain a free copy of the proxy statement/prospectus (when it becomes available) and other documents containing important information about Cleveland BioLabs and Cytocom, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Cleveland BioLabs also makes available free of charge at www.cbiolabs.com (in the “Investors” section), copies of materials that Cleveland BioLabs files with, or furnishes to, the SEC.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Cleveland BioLabs and Cytocom, and each of their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Cleveland BioLabs in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of Cleveland BioLabs’ directors and officers in Cleveland BioLabs’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on April 15, 2020, and Amendment No. 1 to its Annual Report on Form 10-K, which was filed with the SEC on April 29, 2020. To the extent the holdings of Cleveland BioLabs’ securities by the directors and executive officers of Cleveland BioLabs have changed from the amounts set forth in Cleveland BioLabs’ amended Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Cleveland BioLabs’ website at www.cbiolabs.com.

Forward Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this press release, including statements regarding the future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, the impact of any laws or regulations applicable to Cleveland BioLabs or Cytocom, plans and objectives of management for future operations, the expected ownership in the combined company by the former Cytocom securityholders and securityholders of Cleveland BioLabs as of immediately prior to the merger and governance of the combined company are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on the current expectations about future events held by management of both companies. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the control of either company. The actual future results of Cleveland BioLabs or Cytocom may differ materially from those discussed here for various reasons. Cleveland BioLabs discusses many of these risks in Item 1A under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, as updated by its other filings with the SEC. Factors that may cause such differences include, but are not limited to, the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect Cleveland BioLabs’ business and the price of Cleveland BioLabs’ common stock; the failure of either party to satisfy any of the conditions to the consummation of the proposed merger, including the approval of Cleveland BioLabs’ stockholders; uncertainties as to the timing of the consummation of the proposed merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed merger on Cleveland BioLabs’ business relationships, operating results and business generally; risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed merger; risks related to diverting management’s attention from each company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Cleveland BioLabs or Cytocom related to the merger agreement or the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; each company’s need for additional financing to meet its business objectives; the history of operating losses experienced by both companies; the substantial doubt expressed by each company’s independent auditors about its respective ability to continue as a going concern; each company’s ability to successfully develop, obtain regulatory approval for, and commercialize its products in a timely manner; each company’s plans to research, develop and commercialize its product candidates; each company’s ability to attract collaborators with development, regulatory and commercialization expertise; each company’s plans and expectations with respect to future clinical trials and commercial scale-up activities; each company’s reliance on third-party manufacturers of its product candidates; the size and growth potential of the markets for each company’s product candidates, and each company’s ability to serve those markets; the rate and degree of market acceptance of each company’s product candidates; regulatory requirements and developments in the United States, the European Union and foreign countries; the performance of each company’s third-party suppliers and manufacturers; the success of competing therapies that are or may become available; each company’s ability to attract and retain key scientific or management personnel; Cleveland BioLabs’ historic reliance on government funding for a significant portion of its operating costs and expenses; government contracting processes and requirements; the exercise of control over Cleveland BioLabs by its majority stockholder; the geopolitical relationship between the United States and the Russian Federation as well as general business, legal, financial and other conditions within the Russian Federation; each company’s ability to obtain and maintain intellectual property protection for its product candidates; each company’s potential vulnerability to cybersecurity breaches; and other factors discussed in other SEC filings of Cleveland BioLabs, including its Annual Report on Form 10-K for the year ended December 31, 2019.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Contact

Cytocom Media:
Tiberend Strategic Advisors, Inc.
Johanna Bennett
212-375-2686
jbennett@tiberend.com

Cytocom Investors:
Maureen McEnroe, CFA/Miriam Weber Miller
212-375-2664/212-375-2694

mmcenroe@tiberend.com

mmiller@tiberend.com

Cleveland BioLabs:

Cleveland BioLabs, Inc.
(716) 849-6810 ext. 101
investor.relations@cbiolabs.com